UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2017

(Exact name of Registrant as specified in its charter)

New York	0-26481	16-0816610
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 Liberty Street, Warsaw, New York		14569
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (585) 786-1100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 30, 2017, Financial Institutions, Inc. (the “Company” or “we”) entered into a Sales Agency Agreement (the “Agreement”) with Sandler O’Neill + Partners, L.P., as sales agent (“Sandler O’Neill”), pursuant to which the Company may offer and sell, from time to time through Sandler O’Neill, shares of our common stock, par value $0.01 per share (the “Common Stock”), having an aggregate gross sales price of up to $40.0 million.

Any sales of our Common Stock made under the Agreement will be sales deemed to be “at-the-market offerings,” as defined in Rule 415 under the Securities Act of 1933, as amended. These sales will be made by means of ordinary broker transactions on the NASDAQ Global Select Market at market prices prevailing at the time, at prices related to the prevailing market prices, or at negotiated prices. We will pay Sandler O’Neill a commission rate of 3.0% of the aggregate purchase price of each sale of shares of Common Stock.

We are not obligated to make any sales of Common Stock under the Agreement. We also may instruct Sandler O’Neill as to the maximum number of shares of Common Stock it may sell on any given day, as well as the minimum price per share.

The Agreement includes indemnification and contribution provisions that are customary for at-the-market offerings. The Agreement may be terminated by either the Company or Sandler O’Neill, each in its sole discretion, by giving written notice to the other party as provided for in the Agreement. The Agreement will automatically terminate following the sale of shares of Common Stock having an aggregate gross sales price of $40.0 million.

In addition, we also may sell shares of Common Stock to Sandler O’Neill as principal for its own account, at a price agreed upon at the time of sale. If we sell shares to Sandler O’Neill as principal or other than in accordance with the Agreement, we will enter into a separate agreement setting forth the terms of such transaction.

A copy of the Company’s press release relating to our entry into the Agreement is filed herewith as Exhibit 99.1. The foregoing description of the Agreement, as well as the description of it included in Exhibit 99.1, is not complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference. The opinion of our legal counsel as to the validity of the shares of Common Stock that will be issued pursuant to the Agreement is also filed herewith as Exhibit 5.1.

Forward-Looking Statements

Certain statements in this current report on Form 8-K are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements include statements about the expected sale and purchase of securities described herein and the Company’s receipt of net proceeds therefrom. For such statements, the Company claims the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from the Company’s expectations. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the Company’s ability to satisfy applicable closing conditions under the Agreement. Additional factors that could cause actual results to differ materially from those stated or implied by the Company’s forward-looking statements are disclosed in the prospectus supplement and accompanying prospectus the Company has filed with the Securities and Exchange Commission (the “SEC”) in connection with the Agreement, and the Company’s periodic reports, also filed with the SEC.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

5.1	Opinion of Harter Secrest & Emery LLP

10.1	Sales Agency Agreement, dated May 30, 2017, by and between the Company and Sandler O’Neill + Partners, L.P.

99.1	Press Release of the Company, dated May 30, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINANCIAL INSTITUTIONS, INC.

Date: May 30, 2017	By:	/s/ Kevin B. Klotzbach
	Name:	Kevin B. Klotzbach
	Title:	Executive Vice President, Chief Financial Officer and Treasurer